UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 14, 2020

ALEXANDERS INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06064	51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

210 Route 4 East
Paramus,	New Jersey	07652
(Address of Principal Executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	ALX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 14, 2020, 731 Commercial LLC and 731 Retail LLC, wholly-owned subsidiaries of Alexander’s, Inc. (the “Company”) and the obligors (the “Obligors”) on the mortgage loan (the “Mortgage Loan”) on the retail condominium units of the Company’s 731 Lexington Avenue property, entered into an amendment (the “Amendment”) of the Mortgage Loan with the lenders named therein that extends the maturity date of the Mortgage Loan to August 5, 2025. In connection with the execution of the Amendment: (i) the Obligors repaid $50,000,000 of the Mortgage Loan, which reduced the amount owed on the Mortgage Loan to $300,000,000; and (ii) the Company guaranteed the payment of interest associated with the Mortgage Loan and the payment of certain leasing costs of the Obligors. The sole assets of the Obligors are the retail condominium units of the Company’s 731 Lexington Avenue property and except for the new guarantees by the Company, the Mortgage Loan is non-recourse to the Company.

A copy of the Company’s press release announcing the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1         Press Release, dated September 14, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: September 14, 2020

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